UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 30, 2014

NATIONSTAR MORTGAGE HOLDINGS INC. (Exact name of registrant as specified in its charter)
Delaware	001-35449	45-2156869
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 Highland Drive
Lewisville, Texas 75067
(Address of principal executive offices)

(469) 549-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2014, Nationstar Mortgage Holdings Inc. (the “Company”) announced two new leadership appointments that will leverage the strengths of its executive team to support the strategic expansion of the Company’s platform and service offering to all stakeholders.

David Hisey Appointed to Chief Strategy and External Affairs Officer
To maximize the Company’s ability to capture future growth opportunities, David Hisey, who has served as Executive Vice President and Chief Financial Officer since February 2012, will be assuming the newly-created position of Chief Strategy and External Affairs Officer. Mr. Hisey will lead several key departments that have been aligned to develop and drive implementation of the Company’s strategic plans and external relations efforts. Those departments include Corporate Strategy & Development, Customer Relations, Government, Agency & Industry Relations, Compliance, and Corporate Communication. Prior to joining the Company, Mr. Hisey held various leadership roles at Fannie Mae, including Deputy Chief Financial Officer, during his seven year tenure.
Robert Stiles Appointed to Chief Financial Officer
Robert Stiles will expand his responsibilities and assume the Chief Financial Officer role at the Company. Mr. Stiles, 42, has served as the Chief Financial Officer of Solutionstar Holdings LLC, a wholly-owned subsidiary of the Company, since January 2013. Previously, Mr. Stiles served as the Chief Financial Officer of Altisource Portfolio Solutions S.A. (a publicly-traded real estate solutions provider) from 2009 to 2012. Prior to Altisource, Mr. Stiles served as Director & Controller for Centerline Capital Group (a real estate finance company) from 2007 to 2009; as Vice President, Assistant Controller for Viacom from 2006 to 2007; and has served in various senior financial roles at Time Warner Inc. Mr. Stiles also served for 8 years in various positions at KPMG LLP and is a Certified Public Accountant.
In connection with Mr. Stiles’ assuming the position of Chief Financial Officer, the Board of Directors of the Company approved (i) a base salary of $400,000 and (ii) a target bonus opportunity of 300% of base salary with a maximum payment of 500% of his base salary under the Nationstar Mortgage LLC Executive Management Incentive Plan to be effective upon Mr. Stiles assuming the position of Chief Financial Officer. Upon termination of Mr. Stiles’ employment as Chief Financial Officer by the Company without cause, Mr. Stiles will receive severance benefits of (i) 12 months base salary plus 100% of his prior year’s bonus, (ii) continued vesting of the next tranche of restricted stock that is scheduled to vest for each grant awarded prior to his termination and (iii) continuation of medical benefits for up to 12 months. Mr. Stiles is also subject to non-competition and non-solicitation provisions for the 12-month period immediately following the date of termination of his employment with the Company.

These new leadership appointments will be effective immediately following the filing of the Company’s Form 10-Q for the first quarter of 2014.

A copy of the Press Release issued by the Company on April 2, 2014 is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of Nationstar Mortgage Holdings Inc., dated April 2, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nationstar Mortgage Holdings Inc.

Date: April 2, 2014	By:	/s/ Jay Bray
Jay Bray
Chief Executive Officer